UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2013

EMBARR DOWNS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-55044 (Commission File No.)	46-3403755 (IRS Employer Identification No.)

205 Ave Del Mar #984 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

(a)
 The Company’s thoroughbred, Rock Off, completed a workout on December 7, 2013.  Rock Off is expected to have one more work on December 14, 2013 prior to his next race.  Rock Off has had 7 work outs since October 27, 2013.  His workouts were as follows:

Thoroughbred	Date	Track	Distance	Time
Rock Off	December 7, 2013	BHP	5 Furlongs	1 Minute 1 2/5 Seconds
Rock Off	November 29, 2013	BHP	5 Furlongs	1 Minute 2 Seconds
Rock Off	November 22, 2013	BHP	5 Furlongs	1 Minute 2 4/5 Seconds
Rock Off	November 15, 2013	BHP	4 Furlongs	48 Seconds
Rock Off	November 9, 2013	BHP	4 Furlongs	49 3/5 Seconds
Rock Off	November 3, 2013	BHP	3 Furlongs	38 3/5 Seconds
Rock Off	October 27, 2013	BHP	3 Furlongs	38 Seconds

Workout information can be located on the Company’s corporate website – www.embarrdowns.com.

(b)
The Company is expecting to enter Rock Off into a race on December 20, 2103.  This is dependent on the race being written in for that day and that there is sufficient number of thoroughbreds in the race for it to be run.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2013	Embarr Downs, Inc By: /s/ Joseph Wade Name: Joseph Wade Title: CEO